EXHIBIT 99.1

Liquidity Services, Inc. Announces Date of Annual Meeting of Stockholders

WASHINGTON – February 22, 2006 - Liquidity Services, Inc. (Nasdaq: LQDT) announced today that its Annual Meeting of Stockholders will take place at 11:00 a.m. Eastern Time on February 15, 2007 at the offices of Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, D.C.  The voting record date will be January 23, 2007.

Liquidity Services, Inc. is a leading online auction marketplace for wholesale, surplus and salvage assets.

About Liquidity Services, Inc. (LQDT)
Liquidity Services, Inc. (NASDAQ:LQDT) and its subsidiaries enable corporations and government agencies to market and sell surplus assets and wholesale goods quickly and conveniently using online auction marketplaces and value-added services. The company is based in Washington, D.C. and has over 500 employees. Additional information can be found at: www.liquidityservicesinc.com.

###

Contact:

Julie Davis

202.467.6868 ext. 234

julie.davis@liquidityservicesinc.com